CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-65581, 333-90711, 2-82253) and Form S-8 (No. 333-60370, 333-60376, 333-60378, 333-60384, 33-29332, 33-1462, 33-36380, 333-38743, 33-1487, 33-36831, 333-38763, 333-86971, 33-29331, 333-28385, 333-28381, 33-60209, 333-77011) of Cincinnati Bell Inc. of our report dated March 14, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

Cincinnati, Ohio
March 16, 2005